UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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National Presto Industries, Inc.

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National Presto Industries, Inc.
Eau Claire, Wisconsin 54703
April 9, 2008

Dear Shareholder:

          Enclosed with this letter you will find the notice of our Annual Meeting of Stockholders, which will be held at our offices in Eau Claire on May 20, 2008.

          We sincerely hope that you will be able to be present to meet the management of your company, see any new products that may be displayed at the meeting, and approve the nominees for director of the Company. If, however, you find that you are unable to attend the meeting in person, we urge that you participate by voting your stock by proxy. You may cast your vote by signing and returning the enclosed proxy card.

          Enclosed with this proxy, you should have received our annual report for 2007, which contains a description of our business and also includes audited financial statements for that year. If you did not receive a copy of the 2007 annual report, a copy will be made available at no charge by contacting the Company at 1-800-945-0199. Enclosed with this letter is a proxy statement which contains information regarding the annual meeting and the business to be conducted thereat.

          We are always pleased to hear from our stockholders, and if you cannot be present in person at the meeting, we would be happy to have your letters expressing your viewpoints on our products and businesses or to answer any questions that you might have regarding your Company.

Chair of the Board and President

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

Notice of Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF NATIONAL PRESTO INDUSTRIES, INC.:

          The Annual Meeting of Stockholders of National Presto Industries, Inc. will be held at the offices of the Company, 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on Tuesday, May 20, 2008, at 2:00 p.m. (CDT), for the following purposes:

(1)	to elect two directors for terms ending at the annual meeting to be held in 2011, and

(2)	to transact such other business as may properly come before the meeting.

          Stockholders of record at the close of business on March 20, 2008, will be entitled to vote at the meeting and any adjournment thereof.

Ian M. Kees
Secretary

April 9, 2008

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE USE THE ENCLOSED ENVELOPE IN RETURNING YOUR PROXY.

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2008

          The accompanying proxy is solicited by the Board of Directors of National Presto Industries, Inc. (the “Company”), for use at the Annual Meeting of Stockholders to be held at 3925 North Hastings Way, Eau Claire, Wisconsin 54703 on May 20, 2008, at 2:00 p.m. (CDT) (the “Annual Meeting”), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournment thereof. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke that proxy; the proxy may be revoked by returning a later dated proxy, giving written notice to the Secretary of the Company, or attending the Annual Meeting and voting in person.

          At the Annual Meeting stockholders will be asked:

(1)	to elect two directors for terms ending at the annual meeting to be held in 2011, and

(2)	to transact such other business as may properly come before the meeting.

          Only stockholders of record as of the close of business on March 20, 2008, will be entitled to vote at the Annual Meeting. The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. Abstentions and proxies submitted by brokers who do not have authority to vote on certain matters will be considered “present” at the Annual Meeting for purposes of determining a quorum. The approximate date on which this proxy statement and form of proxy were first mailed to stockholders is April 9, 2008.

          Directors are elected by a plurality of the votes cast, which means the individuals receiving the largest number of votes will be elected directors as chosen in the election. Therefore, shares voted as “withhold authority to vote” will have no effect on the election of the directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          The Company has 6,843,076 shares of common stock outstanding and entitled to vote as of the close of business on the record date, March 20, 2008. Each share of common stock is entitled to one vote.

          The following table sets forth information provided to the Company as to beneficial ownership of the Company’s common stock as of the record date by (i) the only shareholders known to the Company to hold 5% or more of such stock, (ii) each of the directors and executives of the Company named in the Summary Compensation Table, and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock

Maryjo Cohen	2,061,690	(1)(2)	30.1%
3925 N. Hastings Way
Eau Claire, WI 54703

Melvin S. Cohen	390,214	(1)(3)	5.7%
1703 Drummond Drive
Eau Claire, WI 54701

Dimensional Fund Advisors, Inc.	430,799		6.3%
1299 Ocean Avenue
Santa Monica, CA 90401

Royce & Associates, LLC	804,312		11.75%
1414 Avenue of the Americas
New York, NY 10019

Donald E. Hoeschen	1,412	(4)	*
Lawrence J. Tienor	1,146	(4)	*
Ian M. Kees	22	(4)	*
Joseph G. Stienessen	—		—
Richard N. Cardozo	—		—
Patrick J. Quinn	200		*
Randy Lieble	994		*
All officers and directors as a group (8 persons)	2,064,470		30.2%

(*)	Represents less than 1% of the outstanding shares of common stock of the Company.
(1)

Includes 100,975 shares owned by the L.E. Phillips Family Foundation, Inc. (the “Phillips Foundation”), a private charitable foundation of which the named person is an officer and/or director and as such exercises shared voting and investment powers.

(2)

Includes 1,669,664 shares held in a voting trust described in the section below captioned “Voting Trust Agreement,” for which Ms. Cohen has sole voting power; 289,239 shares owned by private charitable foundations (other than the Phillips Foundation) of which Ms. Cohen is a co-trustee, officer, or director; and as such exercises shared voting and investment powers; and 1,812 shares held in a 401(k) account that were contributed into the account by the Company through the Company’s contribution.

(3)

Includes 289,239 shares owned by charitable trusts and private charitable foundations (other than the Phillips Foundation) of which Mr. Cohen is co-trustee, officer, or director, and as such exercises shared voting and investment powers. Does not include shares held in a voting trust described in the section below captioned “Voting Trust Agreement,” for which Mr. Cohen holds voting trust certificates. Pursuant to the voting trust, Mr. Cohen does not have the power to vote or dispose of such shares. Mr. Cohen became a Director of the Company on or about July 30, 2007 in connection with the resignation of Randy Lieble.

(4)	These figures represent the Company stock that is owned by the individuals in their 401(k) accounts and that were contributed into such accounts by the Company through the Company’s contribution.

          The information contained in the foregoing footnotes is for explanatory purposes only, and the persons named in the foregoing table disclaim beneficial ownership of shares owned or held in trust for any other person, including family members, trusts, or other entities with which they may be associated. Stock ownership information contained in this Proxy Statement was obtained from the Company’s shareholder records, filings with governmental authorities, or from the named directors and officers.

Section 16 (a) Beneficial Ownership Reporting Compliance

          Based upon a review of Forms 3, 4 and 5 and any amendments thereto pursuant to Section 16 of the Securities and Exchange Act of 1934, the Company believes all such forms were filed on a timely basis by reporting persons during the fiscal year ended December 31, 2007.

Voting Trust Agreement

          The first two individual beneficial owners listed in the foregoing table, and seven other persons comprising extended family members and related trusts, have entered into a voting trust agreement with respect to the voting of an aggregate of 1,669,664 shares of common stock of the Company. The voting trust agreement will terminate on November 3, 2027 unless sooner terminated by the voting trustee or unanimous written consent of all the parties to the voting trust agreement, or unless extended by unanimous written consent by all parties to the agreement. The voting trustee under the agreement is Maryjo Cohen. Under the agreement, the voting trustee exercises all rights to vote the shares subject to the voting trust with respect to all matters presented for shareholder action.

PROPOSAL – ELECTION OF DIRECTORS

          Two directors are to be elected at the Annual Meeting for a term to expire at the 2011 Annual Meeting. The Restated Articles of Incorporation as amended and the Bylaws of the Company currently provide for five directors, divided into three classes with two classes of two directors and one class of one director and the term of office of one class expiring each year. At each Annual Meeting, successor(s) of the class whose term of office expires in that year are elected for a three-year term. The nominee(s) who receive the highest number of votes will be elected director(s) of the Company for the three-year term commencing at the Annual Meeting. Upon recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Melvin S. Cohen and Joseph G. Stienessen, for terms which will expire at the annual meeting to be held in 2011.

          Each of the Directors, except Ms. Cohen and Mr. Cohen, has been determined by the Board of Directors to qualify as an “independent director” as defined by the rules of the New York Stock Exchange. The Board has determined that Messrs. Cardozo, Quinn and Stienessen do not have a relationship with the Company, other than as a Director and are therefore independent.

          Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election of the Director nominees named above. The Company believes that the nominees named above will be able to serve; but should either nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee(s) as the Board may propose.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following table provides information as to the directors and nominees of the Company.

Director	Age	Principal Occupation; Business Experience Past 5 Years(1)	Director Since	Director’s Term To Expire

Maryjo Cohen(2)	55	Chair of the Board, President and Chief Executive Officer of the Company	1988	2009

Richard N. Cardozo	72	Professor Emeritus, Carlson School of Management, University of Minnesota; Senior Scholar, Florida International University; Adjunct Professor, University of Miami; Chairman, Brown-Stone Distributing	1998	2010

Patrick J. Quinn	58	Chairman and President, Ayres Associates, an engineering firm	2001	2010

Melvin S. Cohen(2)*	90	Former CEO of the Company from 1989 until 1994; Former director of the Company from 1953 until 2005; Currently retired	2007	2011(3)

Joseph G. Stienessen, CPA*	63	Self employed as an accounting advisor and consultant; Former principal with Larson, Allen, Weishair and Company, LLP, a CPA firm; prior to November 2003, was Managing Partner of Stienessen, Schlegel and Company, LLC	2005	2011(3)

*Nominees

          The Board of Directors recommends that shareholders vote “FOR” the nominees listed.

(1)

None of the directors held any outside directorships with the exception of Mr. Quinn who holds a directorship with his employer and also directorships with Wisconsin Capital Funds, Inc. (an SEC regulated mutual fund company), Future Wisconsin Housing (a non-profit housing owner/developer), the Eau Claire Community Foundation (a non-profit), and Keystone Corporation (a for profit 505 owned subsidiary of Mr. Quinn’s employer).

(2)	Ms. Cohen is the daughter of Mr. Cohen.
(3)	Expiration of term if elected.

Vote Required and Other Information

          The affirmative vote of the holders of a plurality of the shares of the common stock of the Company represented at the Annual Meeting in person or by proxy is required for the election of the above nominees. Proxies solicited herewith will be voted in accordance with instructions given. When specific instructions are not given, such proxies will be voted “FOR” the election of the above nominees.

          During 2007, there were five Board of Directors meetings. Each of the Directors attended all of the meetings of the Board of Directors, the 2007 Annual Meeting of Shareholders and all meetings of committees on which that Director served with one exception. Mr. Cohen, who became a Board of Directors member on July 30, 2007 in connection with the resignation of Randy Lieble, did not attend the Board and Annual Shareholders’ Meetings that occurred on November 13, 2007. The attendance policy for members of the Board of Directors may be reviewed in the Corporate Governance Guidelines document found on the Company’s website located at www.gopresto.com.

          The Company has Audit, Compensation, and Nominating/Corporate Governance Committees consisting of Messrs. Cardozo, Quinn, and Stienessen, each an “independent director” as defined by the rules of the New York Stock Exchange. During 2007, the Audit Committee held three formal meetings and also met periodically with the Company’s then public accountant. There were multiple informal and telephonic meetings leading up to the selection of a new auditor. Mr. Stienessen has been designated as the Audit Committee Financial Expert. The Nominating/Corporate Governance Committee met once in 2007. The Compensation Committee had two meetings in 2007.

          The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the CEO’s compensation and make recommendations regarding the compensation of other executives, including review of the succession plans for the chief executive officer and other senior executives. Activities of the Compensation Committee shall be consistent with the Company’s overall direction and purpose regarding executive compensation as set forth in its charter. See also “Compensation Discussion and Analysis” for a further description of the functions performed by the Compensation Committee. The purpose of the Nominating/Corporate Governance Committee is to identify individuals qualified to become Board members in accordance with the criteria described below, and to take such other action consistent with provisions in its charter. The Nominating/Corporate Governance Committee is also responsible for advising the Board on corporate governance matters, which include developing and recommending to the Board corporate governance principles, overseeing the self evaluation process for the Board and its committees, and such other functions as set forth in its charter.

          Charters of the Nominating/Corporate Governance, Compensation, and Audit Committees; the Corporate Governance Guidelines; and the Corporate Code of Conduct are set forth in the Corporate Governance section of the Company’s website located at www.gopresto.com, and are available in print upon request.

          The Company’s Board of Directors has established a process whereby stockholders and other interested parties may send communications to the Board of Directors, as well as to the presiding Director (Mr. Cardozo) of executive sessions attended by only non-management Directors. The presiding Director may be reached by mailing a letter to: Independent Directors, Attn: Presiding Director, National Presto Industries, Inc., 3925 N. Hastings Way, Eau Claire, WI 54703. The manner in which stockholders and other interested parties can send communications to the Board is set forth in the Corporate Governance section of the Company’s website located at www.gopresto.com.

          In identifying prospective director candidates, the Nominating/Corporate Governance Committee (herein the “Nominating Committee”) considers its personal contacts, recommendations from shareholders, and recommendations from business and professional sources, but has not historically paid a fee to any third party. The Nominating Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by shareholders. Shareholders wishing to recommend candidates for future Board membership should submit the recommendations in writing to the Secretary of the Company no later than January 15, 2009, with the submitting shareholder’s name and address and pertinent information about the proposed nominee similar to that required by the by-laws in connection with a nomination to be made from the floor. When evaluating the qualifications of potential new Directors or the continued service of existing Directors, the Nominating Committee considers a variety of criteria, including the individual’s reputation for honesty and integrity; respect from leaders and the general citizenry in the community in which the individual resides; the individual’s knowledge of business principles and intellectual capacity to quickly grasp and understand the intricacies of the Company’s businesses; attainment of official status with a leading company, agency, educational institution, or other form of enterprise; accessibility geographically and otherwise for meetings; specialized skills or expertise; diversity of background; independence; financial expertise; freedom from conflicts of interest; ability to understand the role of a Director; and ability to fully perform the duties of a Director. While candidates recommended by shareholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing Directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution resulting from such service. Shareholders wishing to recommend for nomination or nominate a Director should contact the Company’s Secretary for a copy of the relevant procedure for submitting nominations and a full delineation of the criteria considered by the Nominating Committee when evaluating potential new Directors or the continued service of existing Directors.

          The Company has not adopted any formal policies or procedures for the review, approval, or ratifica-tion of transactions that may be required to be reported under the SEC disclosure rules. Such transactions, if and when they are proposed or have occurred, have been or will be reviewed by the entire Board (other than the Director involved) on a case-by-case basis. The Company’s Code of Conduct does contain several provisions that should benefit the Board in reviewing such transactions.

Director Compensation

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) 2007

Patrick J. Quinn	25,000
Richard N. Cardozo	25,000
Joseph G. Stienessen	35,000
Melvin S. Cohen	10,529

          At its November 13, 2007 Committee meeting, the Compensation Committee recommended that the Directors’ base compensation for 2008 should be $25,000 per director; that each director should be paid $1,000 for each full day Board or Committee meeting and $500 for each half day Board or Committee meeting that they attended; that the Chairperson of each Committee should be paid an additional $500 per year; that basic and reasonable travel costs associated with attending a meeting of the Board or a Committee that requires in excess of 100 miles of travel should be paid by the Company; and that Joseph Stienessen should be paid a $10,000 cash bonus in recognition of his contributions during 2007 in his role as Audit Committee Chairman. The Board approved the Committee’s recommendations.

Audit Committee Report

          Members of the Audit Committee are independent as defined by the rules of the New York Stock Exchange and the Board of Directors has determined that no member has a relationship to the Company that may interfere with the exercise of their independence from management of the Company. It is the purpose of the Audit Committee to assist the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors. Committee members have conducted an open and comprehensive dialogue with the Company’s auditors regarding the 2007 year-end audited financial statements and have reviewed and discussed those statements with management.

           The Audit Committee members reviewed, discussed and ratified the nature and the extent of the services to be provided by BDO Seidman, LLP related to its 2007 audit, the costs and fees for such services, and the effect of such fee arrangements on the independence of the auditors. The Committee has also discussed with the auditors matters related to SAS 61, received written disclosures from the auditors required by ISB Standard No. 1, and discussed with the auditors their independence. As a consequence of its evaluation and review, the Committee recommended to the full Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the 2007 calendar year based upon the aforementioned review and discussion.

          Submitted by members of the Audit Committee:

Joseph G. Stienessen

Richard N. Cardozo

Patrick J. Quinn

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

          The Discussion and Analysis section addresses the material elements of our executive compensation program, including our compensation philosophy and objectives and how our program is administered. It is intended to complement and enhance an understanding of the compensation information presented in the tables which follow. As used in this proxy statement, the term “named executive officers” means our CEO and CFO for the 2007 fiscal year as well as the three other executive officers named in the Summary Compensation Table on page 11. In this discussion and analysis, the term “Committee” means the Compensation Committee of our Board.

Compensation Objectives and Philosophy

          Our executive compensation program is intended to:

•	Provide fair compensation to executive officers based on their performance and contributions to the Company;

•	Provide incentives that attract and retain key executives;

•	Instill a long-term commitment to the Company; and

•	Develop a pride and sense of ownership.

          The compensation program is therefore intended to attract, motivate, and retain executive officers who have the capability to manage the Company’s day-to-day operations and personnel, compete ethically in each of our competitive business segments, implement any strategic plans developed by the Company, and implement the Company’s strategic plan to increase shareholder value.

          The principal element of our executive compensation program is base salary. An award of a discretionary bonus to reward exceptional performance is sometimes made, although such awards are infrequent. The Company provides health and life insurance benefits, 401(k) program with a generous Company contribution and other welfare benefits which are available to all of its salaried employees on a non-discriminatory basis.

          The objectives and factors considered with respect to the form and amount of each individual element of our compensation program are more fully described below.

Compensation Process

          The Committee has the responsibility to determine and approve the compensation of the executive officer, to make recommendations to the Board with respect to the compensation of selected non-CEO executive officers and to make recommendations to the Board with respect to incentive plans.

          The Committee met on November 7, 2006 to review compensation matters and establish the base salary of the chief executive officer for 2007. On the same date, the Board established the base salaries of other executive officers. In recommending base salaries for 2007, the Committee considered recommendations by the chief executive officer. No executive officer made a recommendation regarding the form or amount of his or her own compensation. The chief executive officer does provide the committee with recommendations on salaries of the other executive officers. The Committee did not retain any compensation consultant to assist it in the review or determination of executive compensation in 2007.

Elements of Our Executive Compensation Program

          Base Salary and Benefits. Our base salary for executive officers is intended to promote the Company’s compensation objectives generally and specifically to provide basic economic security at a level that will attract and retain talented executive officers. Annual increases in base salary of each of the Company’s executive officers, if any, are determined in accordance with its compensation policy and, where appropriate, the economic conditions in which the Company is operating. Individual job performance is the single most important factor in the Committee’s role in determining base salary. The base salaries of the executive officers were established at levels considered appropriate in light of the duties and scope of their responsibilities.

          The Company strives to provide employee benefits to executive officers and all other salaried employees that are consistent with benefits provided at similarly sized companies, including 401(k), health insurance, life and disability insurance, and other welfare benefits. Executive officers participate in these plans on the same basis as other employees.

          Discretionary Bonus. Although the Company primarily relies upon awarding an adequate and proper base salary to promote its compensation objectives, the Committee also acknowledges the benefit of awarding discretionary bonuses when an executive’s performance materially goes beyond the Company’s expectations. To this end, the Company’s executive officers may from time to time identify superior executive officer performance to the committee and request that the committee consider approving a bonus to reward such performance. Examples of performance that may support such a proposal and consideration by the committee include, but are not limited to, engaging new customers, developing new products, negotiating a favorable result in a contract, acquiring a new business or asset, or implementing a new process or procedure that creates efficiency for the Company.

          Incentive, Equity, and Deferred Compensation. The Company does not currently have any incentive, equity, or deferred compensation based plans for its executive officers. Historically, the company did not feel this compensation was necessary because the Company has experienced low turnover and long-term executive officer retention without emphasizing incentive or equity based compensation.

          Perquisites. In 2007, no named executive officer received perquisites having a value in excess of $10,000. The Committee does not consider perquisites to be a material element of the Company’s compensation program for executive officers.

          Termination and Change in Control Arrangements. The Company does not maintain any employment or change in control agreements for its executive officers.

          Tax Considerations. The Committee is aware that, except for certain plans approved by shareholders, Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions to $1 million for compensation paid to the CEO and each of the four most highly paid executive officers named in the summary compensation table who are officers on the last day of the year. The Committee reviews this limit and its application to the compensation paid to its executive officers as part of its compensation policy.

Compensation Committee Report

          The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section contained under this heading. On the basis of its reviews and discussions, the Committee has recommended that the Compensation Discussion and Analysis section be included in the Company’s annual report on Form 10-K for the year ended December 31, 2007, and this proxy statement.

Compensation Committee Interlocks and Insider Participation

          As described above in the report on executive compensation, the Compensation Committee determines the compensation of the chief executive officer and makes recommendations to the Board with respect to the compensation of the other executive officers of the Company, including those listed in the Summary Compensation Table below. Board member Ms. Cohen did not participate in decisions regarding her own 2007 compensation.

          Submitted by the Company’s Compensation Committee.

Richard N. Cardozo

Patrick J. Quinn

Joseph G. Stienessen

SUMMARY COMPENSATION TABLE

          The following table provides certain summary information concerning annual compensation for the Company’s Principal Executive Officer, Principal Financial Officer, and the three most highly compensated executive officers at December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)	Total ($)

Maryjo Cohen Chair of the Board (since 2002), President, Chief Executive Officer, Interim Chief Financial Officer, and Director	2007	350,000						15,750	365,750
	2006	315,000						15,400	330,400

Randy F Lieble Vice President (since 2004), Treasurer, and Chief Financial Officer through August 27, 2007	2007	154,103						174,880(2)	328,983

	2006	205,000						14,074	219,074

Donald E. Hoeschen Vice President – Sales	2007	229,870						15,750	245,620

	2006	204,870	17,500					23,280	245,650

Lawrence J. Tienor Vice President Engineering (since 2003; previously Manager and then Director of Engineering)	2007	166,500						10,744	167,244

	2006	166,500						10,744	167,244

Ian Kees General Counsel and Secretary (Secretary since August 2007)	2007	185,643	35,000(3)					3,789	224,432

(1)

With the exception of Randy F. Lieble’s vacation related compensation described in footnote (2) below, the “All Other Compensation” column represents 401(k) employer contributions made by Company during 2007. Mr. Lieble was employed by the Company through August 27, 2007.

(2)	At the time of his resignation on August 27, 2007, Randy F. Lieble had a vacation balance that the Company purchased. Mr. Lieble was paid $159,130 for vacation by the Company in 2007.
(3)	Based upon his 2007 performance, the Board of Directors on or about November 13, 2007 awarded Mr. Kees this bonus which was paid to him on or about January 11, 2008.

INDEPENDENT PUBLIC ACCOUNTANTS

          On November 8, 2007, the Company’s Audit Committee of the Board of Directors, with the approval of the Board of Directors, formally determined to engage BDO Seidman, LLP (“BDO”) as the Company’s independent registered accounting firm for 2007. The decision to change audit firms was not related to any disagreement with the Company’s prior auditor, Virchow Krause & Company, LLP (“VK”), on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. The Company has historically used the same audit firm to perform its audit and review its tax filings. In 2006, it split the two functions between VK, which handled the audit work, and BDO, which performed the tax reviews. The bifurcation of the functions resulted in substantial inefficiency and the Company asked both firms to submit competitive bids under which the functions would once again be handled by the same firm.

          On November 8, 2007, VK formally advised the Company that it had elected not to stand for re-election.

          The Audit Committee meets with representatives of the independent registered public accounting firm to review its comments and plans for future audits. It is not anticipated that any representative of the accounting firm will be present at the Annual Meeting of Stockholders.

          The public auditor’s report on the Company’s financial statements for the year ended December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor was any opinion modified as to uncertainty, audit scope, or accounting principles other than its opinion on internal controls in which it deemed the Company had a material weakness in internal control over financial reporting. That weakness related solely to the Company’s use of Government Cost Accounting Standards (48 CFR Part 9904) in developing the estimates to account for defense segment scrap and possible lot failures.

          The report on the Company’s financial statements for the two years ended December 31, 2006 and 2005 issued by the predecessor firm (VK) also did not contain an adverse opinion or disclaimer of opinion, nor was any opinion modified as to uncertainty, audit scope or accounting principles other than its opinion on internal controls in which it deemed certain restatements to constitute a material weakness. In connection with the audit of the Company for such years, and through November 8, 2007, there were no disagreements with VK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of VK, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, with the exception of disagreements surrounding the restatements referenced in Item 9A of the Form 10K/A for the year ended December 31, 2005. VK did disagree with management’s comment in Item 9A in which it noted that the restatements, that were ultimately deemed material weaknesses, were part of a reaudit of a multiple year period in which the parties had the luxury of hindsight. The disagreement was discussed with the Audit Committee. The Company has authorized VK to respond fully to any inquiries of BDO concerning the disagreement. VK included information in its report that it thought was necessary to fairly describe the weakness.

          During the fiscal years ended December 31, 2006 and 2005, and through November 8, 2007, the Company did not consult BDO with respect to (i) the application of accounting principles to any transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). Representatives of BDO, however, were present during a meeting on September 15, 2006 between the Company and the Securities Exchange Commission staff, a meeting to clarify the presentation of financial statements while the investment company lawsuit, mentioned below, was still pending.

          The Company estimates the following fees for the years ended December 31, 2006 and 2007:

	Audit Fees(1)		Audit Related Fees	Tax Fees	All Other Fees

Year ended December 31, 2007	$321,000		$—	$25,000	$—

Year ended December 31, 2006	$0	(2)	$—	$59,000	$—

(1)	Includes audit fee for financial statement audits, 10-Q reviews, Sarbanes-Oxley 404 controls work and related expenses.
(2)	The Company paid fees in the amount of $277,000 to VK for financial statement audits, 10-Q reviews, Sarbanes-Oxley 404 controls work and related expenses for the year ended December 31, 2006.

          BDO Seidman, LLP did not provide any financial information, design or implementation services for the Company during the fiscal year ended December 31, 2007.

          In accordance with the Audit Committee charter, the Committee must review and, in its sole discretion, pre-approve an itemized budget for the independent auditors’ annual engagement letter and all audit, audit-related, tax and other permissible services proposed to be provided by the independent auditor in accordance with the applicable New York Stock Exchange listing standards and United States Securities and Exchange Commission rules, and the fees for such services.

OTHER MATTERS

          The cost of preparing, assembling, and mailing this proxy statement, the notice, and form of proxy will be borne by the Company. The management has made no arrangement to solicit proxies for the meeting other than by use of mail, except that some solicitation may be made by telephone, facsimile, email, or personal calls by officers or regular employees of the Company. The Company will, upon request, reimburse brokers and other persons holding shares for the benefit of others in accordance with the rates approved by the New York Stock Exchange for its expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company’s stock to give proxies.

          The Board of Directors knows of no other matters to be brought before this Annual Meeting. If other matters should come before the meeting, however, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

          The Annual Report of the Company for the past fiscal year was enclosed with this proxy and contains the Company’s financial statement for the fiscal year ended December 31, 2007. National Presto Industries, Inc. Annual Report and Form 10-K annual report on file with the Securities and Exchange Commission may be obtained, without charge, upon written request to Ian M. Kees Secretary, National Presto Industries, Inc., 3925 North Hastings Way, Eau Claire, Wisconsin 54703, phone number 1-800-945-0199. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

SHAREHOLDER PROPOSALS

          The Company expects the 2009 Annual Meeting of Stockholders (“2009 Annual Meeting”) will be held on May 19, 2009. Therefore, any stockholder who desires to present a proposal at the 2009 Annual Meeting, must deliver the written proposal to the Secretary of the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703:

•

Not later than December 10, 2008, if the proposal is submitted for inclusion in the Company’s proxy materials for the 2009 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	Not later than February 19, 2009, if the proposal is submitted pursuant to the Company’s bylaws, in which case the Company is not required to include the proposal in its proxy materials.

          Stockholders may present a proposal at the 2009 Annual Meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements. Nominations for Director from the floor at the 2009 Annual Meeting may be made only if advance written notice in accordance with the bylaws is delivered to the Secretary of the Company by February 19, 2009.

BY ORDER OF THE BOARD OF DIRECTORS
Ian M. Kees, Secretary

Notice of Annual Meeting and Proxy Statement

Annual Meeting of Stockholders
May 20, 2008

Please sign and return the enclosed proxy card promptly.

National Presto Industries, Inc.
Eau Claire, Wisconsin 54703

NATIONAL PRESTO INDUSTRIES, INC. Proxy Eau Claire, Wisconsin 54703 Telephone (715) 839-2119

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Maryjo Cohen as proxy, with the power to appoint substitutes, and hereby authorizes her to represent and to vote as designated below, all the shares of common stock of National Presto Industries, Inc., held of record by the undersigned on March 20, 2008, at the Annual Meeting of Stockholders to be held on May 20, 2008 and any adjournment thereof.

The Board of Directors recommends a vote “FOR” both nominees.

1. ELECTION OF DIRECTORS	FOR both nominees listed below (except as marked to the contrary below) ☐	WITHHOLD authority to vote for both nominees listed below ☐

MELVIN S. COHEN                                                JOSEPH G. STIENESSEN

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2. In her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Continued, and to be signed, on the other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” both nominees specified in Item 1.

Please sign exactly as name appears below.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED	, 2008

Signature

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	Signature if held jointly